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EXHIBIT 16.1

                                              [DELOITTE & TOUCHE LLP LETTERHEAD]




February 23, 2000
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:


We have read and agree with the comments in paragraphs 2 and 3 of Item 4 of Form 8-K of the PMI Group, Inc, dated February 23, 2000.

Yours truly

/s/ Deloitte & Touche LLP